EXHIBIT 16

                           SCHEDULE FOR COMPUTATION OF
                          PERFORMANCE QUOTATIONS OF THE
                      BAILARD, BIEHL & KAISER DIVERSA FUND

                              TOTAL RETURN FORMULA



                         P(1+T)n  = ERV


Where:            P        =        a hypothetical initial payment of $1,000

                  T        =        average annual total return

                  n        =        number of years

                  ERV      =        ending  redeemable  value  of a hypothetical
                                    $1,000 payment made at the beginning of the 1-, 5- or 10-year periods at the end of the 1-, 5- or 10-year periods (or fractional portion thereof)



For the 1-year period ended September 30, 1996:

                  $1,000(1+T)1  =  $1,128.30  or an  annual  compounded  rate of
                  10.09%

For the 5-year period ended September 30, 1996:

                  $1,000 (1+T)5 = $1,573.40 or an average annual compounded rate of 8.73%

For the period December 18, 1986 (inception) to September 30, 1996:

                  $1,000(1+T)9 = $1,802.80 or an average annual compounded rate of 7.26%